UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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INTEGRATED BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Not Applicable)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED BIOPHARMA, INC.
225 Long Avenue
Hillside, New Jersey 07205

November 8, 2010

To Our Stockholders:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2010 Annual Meeting of Stockholders of Integrated BioPharma, Inc. (the “Company”), which will be held at 9:00 a.m. local time, on November 29, 2010 at the Company’s Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205.

At the Annual Meeting, you will be asked to ratify the appointment of independent auditors of the Company for the 2011 fiscal year.  These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  A proxy is included along with the Proxy Statement.  These materials are being sent to stockholders on or about November 8, 2010.

It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend.  Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

                       Sincerely,

                      /s/ E. Gerald Kay
                       E. Gerald Kay
                       Chief Executive Officer

ii

INTEGRATED BIOPHARMA, INC.
225 Long Avenue
Hillside, New Jersey 07205

Notice of Annual Meeting of Stockholders
to be Held on November 29, 2010
and
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
To be Held on November 29, 2010
9:00am, Local Time

To the Stockholders of Integrated BioPharma, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Meeting”) of Integrated BioPharma, Inc., a Delaware corporation (the “Company”), will be held on November 29, 2010, at 9:00 a.m., local time, at the Company’s Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205, for the purpose of considering and acting upon the following proposals:

1.	To ratify the appointment of the Company’s independent accountants for the fiscal year ending June 30, 2011; and

2.	The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

Only holders of record of the Company’s common stock, par value $.002 per share (“Common Stock”), at the close of business on October 27, 2010 (the “Record Date”), are entitled to vote on the matters to be presented at the Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 20,619,342.

The Proxy statement and the Company’s annual report are available at http://www.materials.proxyvote.com/45811V

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO BE PRESENTED TO THE COMPANY’S STOCKHOLDERS AT THE MEETING.

       By order of the Board of Directors.

                        /s/ Dina L. Masi
        Dina L. Masi
        Secretary
Hillside, New Jersey
November 8, 2010

It is important that your shares be represented at this meeting in order that a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.

iii

INTEGRATED BIOPHARMA, INC.
225 Long Avenue
Hillside, New Jersey 07205

PROXY STATEMENT
2010 ANNUAL MEETING OF STOCKHOLDERS

To be held on November 29, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integrated BioPharma, Inc. (the “Company”), a Delaware corporation, to be voted at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s Executive Offices, 225 Long Avenue, Hillside, New Jersey 07205 on November 29, 2010, at 9:00 a.m. local time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about November 8, 2010.

Only holders of record of the Company’s common stock, par value $.002 per share (“Common Stock”), at the close of business on October 27, 2010 (the “Record Date”), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date and entitled to vote was 20,619,342.

 Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

At the Annual Meeting, stockholders will be asked to consider and vote upon the proposal to ratify the appointment of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011 (the “Independent Auditors Proposal”).  At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

QUORUM AND VOTE REQUIREMENTS

The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.  Directors of the Company are elected by the affirmative vote of holders of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.  The Independent Auditors Proposal and all other matters to properly come before the Annual Meeting will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.  Brokers or other nominees who hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they receive instructions from beneficial owners.  However, brokers are not allowed to excercise their voting discretion with respect to approval of matters which are "non-routine" without specific instructions from the beneficial owner.  The election of directors is a non-routine proposal, and therefore brokers are not entitled to vote for directors without your instruction.  The ratification of independent auditors is a routine proposal, and therefore, your broker can vote on the independent auditors proposal without specific instruction from you.  Broker “non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting.  Abstentions and broker non-votes have no impact on the election of directors except to reduce the number of votes for the nominees.  With respect to all other proposals, abstentions and broker non-votes will have the effect of a negative vote against such other proposals.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS.  THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS.

All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the Independent Auditors Proposal, and in accordance with the proxy holder’s discretion as to any other business raised at the Annual Meeting.  Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting.  Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

The Company will bear its own cost for the solicitation of proxies.  Proxies will be solicited initially by mail.  Further solicitation may be made by directors, officers, and employees of the Company personally, by telephone, or otherwise, but any such person will not be specifically compensated for such services.  The Company also intends to make, through banks, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock.  Upon request, the Company will reimburse brokers, dealers, banks and similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

DIRECTORS

The Company’s Board of Directors is divided into three classes of directors serving staggered 3-year terms.  The Class I directors, whose terms of office expire in 2012, are Mr. E. Gerald Kay, Ms. Riva Sheppard and Mr. Carl DeSantis.  The Class II directors, whose terms of office expire in 2011, are Mr. William Milmoe, Ms. Christina Kay and Mr. Robert Canarick. The term of office of Class III directors expires in 2010; however, there are currently no Class III directors, as the Company has been unable to attract qualified candidates to fill those vacancies. Consequently, there are no directors up for election at the Annual Meeting.

The following table sets forth certain information with respect to the members of the Company’s Board of Directors as of the fiscal year ended June 30, 2010:

Mr. E. Gerald Kay has served as Chief Executive Officer of the Company since April 2009 and served as Chairman of the Board of the Company and its predecessor since 1980, and President of the Company from May 1999 until May 9, 2003.  Mr. Kay has also served as Chief Executive Officer of the Company from May 9, 2003 until November 5, 2008.   Mr. Kay is not a director of any other public company.

Director Qualifications:
As a long time owner of the Company, Mr. Kay has tremendous knowledge of the Company’s history, strategies, manufacturing processes and culture.  As Chairman, President and Chief Executive Officer of the Company, he has developed numerous key business relationships with the Company’s significant shareholders, customers, suppliers, lenders and personnel which continue to contribute to the Company’s ongoing businesses.

Ms. Riva Sheppard has served as Vice President and director of the Company since May 1991 and Executive Vice President since November 2005. Ms. Sheppard is the daughter of E. Gerald Kay and the sister of Christina Kay.  Ms. Sheppard is not a director of any other public company.

Director Qualifications:
As a long time owner and officer of the Company, Ms. Sheppard has tremendous knowledge of the Company’s history, strategies, manufacturing processes and culture.  As Executive Vice President of the Company, she has developed numerous key business relationships with the Company’s customers, suppliers and personnel which continue to contribute to the Company’s ongoing businesses.

Mr. Carl DeSantis has served as director of the Company since 2003. Mr. DeSantis has served as Chairman of CDS International Holdings, Inc., a private investment firm since June of 2001.  Prior to that he was Chairman of Rexall Sundown, Inc., a publicly-held manufacturer of vitamins and supplements. Mr. DeSantis is not a director of any other public company.

Director Qualifications:
Mr. DeSantis has in-depth knowledge of the nutraceutical business and over 45 years of general business experience.  In addition, Mr. DeSantis has significant ownership in the Company.

Ms. Christina Kay has served as Vice President and director of the Company since December 1994 and Executive Vice President since November 2005. Ms. Kay is the daughter of E. Gerald Kay and the sister of Riva Sheppard. Ms. Kay is not a director of any other public company.

Director Qualifications:
As a long time owner and officer of the Company, Ms. Kay has tremendous knowledge of the Company’s history, strategies, manufacturing processes and culture.  As Executive Vice President of the Company, she has developed numerous key business relationships with the Company’s customers, suppliers and personnel which continue to contribute to the Company’s ongoing businesses.

Mr. Robert Canarick has served as a director of the Company since December 1994. From January 1998 until August of 2001 he has served as general counsel of NIA Group, LLC, an all lines independent Insurance agency. From August 2001 he has served as President of Links Insurance Services, LLP. Mr. Canarick is an attorney and a former certified public accountant.  Mr. Canarick is not a director of any other public company.

Director Qualifications:
Mr. Canarick is an attorney and a former certified public accountant and has 40 years of relevant business and financial experience.  Mr. Canarick also provides legal and practical guidance and insights into our risk management and legal matters.

William H. Milmoe has been a director of our Company since December 2008. Since January 2006, Mr. Milmoe has served as President and Chief Financial Officer of CDS International Holdings, Inc. From 1997 to January 2006, he was CDS International Holdings, Inc.’s Chief Financial Officer and Treasurer. Mr. Milmoe is a certified public accountant with over 40 years of broad business experience in both public accounting and private industry. His financial career has included positions with PricewaterhouseCoopers, General Cinema Corporation, an independent bottler of Pepsi Cola products and movie exhibitor. Mr. Milmoe is a member of both the Florida and the American Institute of Certified Public Accountants.  Mr. Milmoe also serves as a director of Celsius Holdings, Inc., a public company.

Director Qualifications:
Mr. Milmoe is a certified public accountant and has 40 years of relevant business and financial experience.  Mr. Milmoe uses his substantial experience to provide practical guidance and insights to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Certain persons required to file such reports failed to do so on a timely basis as required by Section 16(a) of the Exchange Act.  Based solely on our review of the copies of forms we have received, we believe that all such reports have been filed on a timely basis during the fiscal year 2010, except that each of Ms. Masi, Ms. C. Kay, Ms. R. Kay, Mr. Kay and Mr. Canarick were late with respect to filing a Form 4 with respect to one transaction in the fiscal year ended June 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of common stock of Integrated BioPharma beneficially owned on October 27, 2010, by:

•	each person who is known by Integrated BioPharma to beneficially own five percent (5%) or more of the common stock of Integrated BioPharma;

•	each of the directors and executive officers of Integrated BioPharma; and

•	all of Integrated BioPharma’s directors and executive officers, as a group.

__________________
(1)	The address of each of the persons listed is c/o Integrated BioPharma Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.  Also includes shares if the named person has the right to acquire such shares within 60 days after October 27, 2010, by the exercise of warrant, stock option or other right.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)	Based upon 20,619,342 shares of common stock outstanding on October 27, 2010.
(4)
Includes (i) 819,629 shares owned by CDS Group Holdings, LLC, of which Mr. DeSantis is the manager; (ii) 1,856,293 shares of common stock owned by CD Financial, LLC; (iii) 2,250,000 shares of common stock issuable upon exercise of presently convertible subordinated debt of $4.5 million held by CD Financial, LLC of which Mr. DeSantis is the manager; (iv) 50,000 shares of common stock issuable to CD Financial, LLC upon the eleventh 90 day anniversary of the issuance of the convertible subordinated debt on November 21, 2010 and (v) 54,500 shares of common stock issuable upon exercise of presently exercisable stock options.

(5)
Includes (i) 819,629 shares of common stock held by EGK LLC, of which Mr. Kay is the manager; (ii) 245,721 shares of common stock issuable upon exercise of presently exercisable stock options; (iii) 23,334 shares of common stock issuable upon the vesting of restricted stock units upon the vesting within 60 days of October 27, 2010 and (iv) 43,333 shares of common stock issuable upon the exercise of stock options vesting within 60 days of October 27, 2010. Mr. Kay shares dispositive power with Christina Kay with respect to 169,358 shares of common stock and with Riva Sheppard with respect to 169,358 shares of common stock.

(6)
Includes (i) 2,250,000 shares of common stock issuable upon exercise of presently convertible subordinated debt of $4.5 million held by CD Financial, LLC of which Mr. Milmoe is an executive officer; (ii) 50,000 shares of common stock issuable to CD Financial, LLC upon the eleventh 90 day anniversary of the issuance of the convertible subordinated debt on November 21, 2010; (iii) 1,856,293 shares of common stock owned by CD Financial, LLC and (iv) 38,000 shares of common stock issuable upon exercise of presently exercisable stock options.

(7)
Includes (i) 266,000 shares of common stock issuable upon exercise of presently exercisable stock options; (ii) 23,334 shares of common stock issuable upon the vesting of restricted stock units vesting within 60 days of October 27, 2010 and (iii) 40,000 shares of common stock issuable upon the exercise of stock options vesting within 60 days of October 27, 2010.  Ms. Sheppard and Ms. Kay each share dispositive power with E. Gerald Kay with respect to 169,358 shares of common stock.

(8)	Includes (i) 819,629 shares of common stock held by EVJ LLC, of which Mr. Kay is the manager, and (ii) 200,000 shares of common stock issuable upon exercise of presently exercisable stock options.
(9)	Includes (i) 400,000 shares of common stock issuable upon exercise of presently exercisable stock options.
(10)
Includes (i) 132,800 shares of common stock issuable upon exercise of presently exercisable stock options; (ii) 23,334 shares of common stock issuable upon the vesting of restricted stock units vesting within 60 days of October 27, 2010 and (iii) 60,000 shares of common stock issuable upon the exercise of stock options vesting within 60 days of October 27, 2010.

(11)	Includes (i) 159,300 shares of common stock issuable upon exercise of presently exercisable stock options.
(12)
Includes (i) 2,250,000 shares of common stock issuable upon exercise of presently convertible subordinated debt of $4.5 million held by CD Financial, LLC of which Mr. DeSantis and Mr. Milmoe are managers; (ii) 50,000 shares of common stock issuable to CD Financial, LLC upon the eleventh 90 day anniversary of the issuance of the convertible subordinated debt on November 21, 2010; (iii) 1,162,321 shares of common stock issuable upon exercise of presently exercisable stock options; (iv) 93,336 shares of common stock issuable upon the vesting of restricted stock units vesting within 60 days of October 27, 2010 and (v) 183,333 shares of common stock issuable upon the exercise of stock options vesting within 60 days of October 27, 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of June 30, 2010 relating to the Company's stock option plans, which comprise all of the Company's equity compensation plans.  The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such plans.

CORPORATE GOVERNANCE

The Board of Directors held six meetings during the fiscal year ended June 30, 2010.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

For the fiscal year ended June 30, 2010, no compensation was paid to any director for his or her services to the Board of Directors or any committee, including those who were also an officer and/or significant stockholder. The only standing committee of the Board of Directors is the Audit Committee, whose current members are Mr. Canarick, who is an independent director, and Mr. Milmoe, who is not an independent director.  Mr. Milmoe was appointed to the Audit Committee in September 2009 until such time as the Board replaces him with a qualified independent director. Although Mr. Milmoe meets the requirements set forth for an "audit committee financial expert", the board's intention is to designate an audit committee financial expert after another independent audit committee member is appointed.  The Audit Committee periodically consults with the Company’s management and independent public accountants on financial matters, including the Company’s internal financial controls and procedures. The Audit Committee operates under a written charter, a copy of which is available on the Company's website at http://www.integratedbiopharma.com.  The Audit Committee met four times in the fiscal year ended June 30, 2010 all of which were attended by Mr. Canarick and Mr. Milmoe.

The Company does not have a standing nominating committee or compensation committee.  With respect to nominating and compensation matters, the entire Board performs these functions.  At such time, if any, as the Board composition changes or the Board otherwise deems appropriate, the Company may establish a separate nominating committee or compensation committee.  As a result, the entire Board participates in the consideration of Board nominees.  The Board, at this time, does not have a policy with regard to consideration of diversity in considering director nominees.

The Company’s common stock is currently traded on the OTC Bulletin Board, a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter securities (“OTCBB”).  OTCBB regulations do not require the Company to have audit, nomination or compensation committees.  In addition, when the Company’s common stock was listed on the NASDAQ Global Market, the Company determined that due to the beneficial ownership by E. Gerald Kay and certain of his family members and Carl DeSantis of greater than 50% of the Common Stock of the Company outstanding as of October 27, 2010, the Company is a “controlled company” as defined by the NASDAQ Global Market.  As such, the Company was exempt from certain requirements of the NASDAQ Global Market standards, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

The Company has adopted a Code of Ethics which applies to our directors, officers, senior management and certain other of our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.  Our Code of Ethics was filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, as filed with the SEC on September 28, 2004, as amended as of November 10, 2004.

Governance Structure

The Company has chosen to combine the principal executive officer and chairman of the board positions. Given the relatively small size of the Company and that a majority of the voting control of the Company is with members of our board, the Company believes that combining the principal executive officer and board chairman positions is the most efficient board leadership structure.

No lead independent director has been designated to chair meetings of the independent directors, since we currently only have one independent director.

Board of Directors Role in Risk Oversight

The Company’s audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board. The audit committee has periodic meetings with management, during which the audit committee receives reports from management regarding the Company’s assessment of risks and discusses with management the Company’s policies with respect to risk assessment, the Company’s major financial risk exposures and the steps to be taken to monitor and mitigate these exposures.   While the audit committee is responsible for risk oversight and for ensuring that material risk are identified and managed properly, the Company's management is responsible for the day-to-day risk management processes.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company.

EXECUTIVE OFFICERS

The following individual is an executive officer of the Company but is not a director or nominee for director:

Dina L. Masi, age 49, is Senior Vice President, Chief Financial Officer and Secretary of the Company.  Ms. Masi joined the Company on November 17, 2005.  Previously, Ms. Masi most recently operated a financial services consulting firm, DLM Accounting and Financial Services, LLC, providing accounting and financial services to small business owners and SEC registrants from May 2005 to November 2005.  From June 2002 to December 2004, Ms. Masi served as the Chief Financial Officer and Senior Vice President of Prescott Funding, LLC, a licensed residential mortgage lender specializing in non-conforming consumer lending. Ms. Masi also served as the Chief Financial Officer and Senior Vice President of Fintek, Inc., a privately owned financial consulting services company, from July 2001 to September 2005 and as Management Information Officer from February 1998 to July 2001. Prior to that, Ms. Masi was the Chief Financial Officer and Executive Vice-President of The Aegis Consumer Funding Group, Inc., a publicly-traded consumer finance company that specialized in sub-prime automobile receivables, from July 1992 to January 1998. Prior to her time at Aegis, Ms. Masi was with BDO Seidman, LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the Company - to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company.

Compensation Objectives

Performance. Our five executives who are identified in the Summary Compensation Table below (whom we refer to as our named executives) have a combined total of 83 years with the Company, during which they have held different positions and been in some cases promoted to increasing levels of responsibility. The amount of compensation for each named executive reflects his or her superior management experience, continued high performance and exceptional career of service to the Company over a long period of time. A key element of compensation that depends upon the named executive’s performance is equity incentive compensation in the form of stock options and restricted stock units ("RSUs"), subject to vesting schedules that require continued service with the Company.

Base salary is designed to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.

Alignment. We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term stockholder value, including revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return. Equity incentive compensation awards align the interests of the named executives with stockholders because the total value of those awards corresponds to stock price appreciation.

Retention. Our senior executives have been presented with other professional opportunities, including ones at potentially higher compensation levels. We attempt to retain our executives by using continued service as a determinant of total pay opportunity, with the extended vesting terms of stock option and RSU awards.

Implementing Our Objectives

Determining Compensation. We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for the named executives include:

•           key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return;

•           strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

•           promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

•           achieving specific operational goals for the Company, including improved productivity, simplification and risk management;

•           achieving excellence in their organizational structure and among their employees; and

•           supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of our shares. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

No Employment and Severance Agreements. Our named executives do not have employment, severance or change-of-control agreements. Our named executives serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s performance-based employment and compensation philosophy. In addition, our policies on employment, severance and retirement arrangements help retain our executives by subjecting to forfeiture significant elements of compensation that they have accrued over their careers at the Company if they leave the Company prior to retirement.

Role of Board and CEO.  The Board of Directors has primary responsibility in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. As part of this responsibility, the Board oversees the design, development and implementation of the compensation program for the CEO and the other named executives. The Board evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Board together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO.

Our CEO assists the Board in reaching compensation decisions with respect to the named executives other than the CEO.  The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants. We have not used the services of any other compensation consultant in matters affecting senior executive or director compensation. In the future, either the Company or the Board may engage or seek the advice of other compensation consultants.

Equity Grant Practices. The exercise price of each stock option awarded to our senior executives under our long-term incentive plan is the closing price of our stock on the date of grant. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public Company may deduct for compensation paid to the Company’s CEO or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). For the year ended June 30, 2010, the deduction for compensation paid to the Company’s “covered employees” was not limited by Section 162(m).

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Elements Used to Achieve Compensation Objectives

Annual cash compensation

Base salary. Base salaries for our named executives depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months, but are not automatically increased if the Board believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with the Company’s primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus. The Company does not at this time pay bonuses to the named executives, but does not rule out doing so in the future when appropriate.

The salaries paid to the named executives during the year ended June 30, 2010 are discussed below and shown in the Summary Compensation Table below.

Equity awards

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our stockholders’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options when making award decisions. The amount of equity incentive compensation granted in 2008 was based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our stock.

We have expensed stock option and RSU grants in accordance with United States generally accepted accounting principles.  When determining the appropriate amount of stock options and RSUs, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award.  In this sense, stock options are a motivational tool.

There were no grants of stock options or RSUs in the fiscal year ended June 30, 2010.

Other Compensation

Other compensation paid to executive offices includes the total matching contribution of the Integrated BioPharma, Inc. 401(k) Profit Sharing Plan of the Named Executive Officer. There were no matching contributions by the Company in the Fiscal Year ended June 30, 2010.

Compensation for the Named Executives in the Year ended June 30, 2010

Strength of Company performance. The specific compensation decisions made for each of the named executives for the year ended June 30, 2010 reflect the performance of the Company against key financial and operational measurements. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our most recent Annual Report on Form 10-K filed with the SEC.

CEO compensation. In determining Mr. Kay’s compensation for the year ended June 30, 2010, the Board considered their performance against their financial, strategic and operational goals for the year.  In the fiscal year ended June 30, 2010, Mr. Kay received $140,012 in salary for his service as the Chief Executive Officer of the Company.  Mr. Kay’s compensation for the 2010 fiscal year was based on qualitative managerial efforts and business ingenuity.

CFO compensation. In determining Ms. Masi’s compensation for the year ended June 30, 2010, the Board considered her performance against her financial, strategic and operational goals for the year.  In the year ended June 30, 2010, Ms. Masi received $187,340 in salary for her service as an executive officer of the Company.  Ms. Masi’s compensation for the 2010 fiscal year was based on qualitative managerial efforts and business ingenuity.

Report of the Board of Directors

The Board of Directors has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy. Based on that review and discussion, the Board has recommended that the Compensation Discussion and Analysis be included in this Proxy.

October 27, 2010                       BOARD OF DIRECTORS

E. Gerald Kay
Riva Sheppard
Carl DeSantis
Christina Kay
William H Milmoe
Robert Canarick

Summary Compensation Table for 2010

The table below summarizes the total compensation paid or earned by our Chief Executive Officer and our Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
E. Gerald Kay	2010	$140	,012	-0-	$99	,345	$41	,398	-0-	-0-		$-0-	$280	,755
Chairman and Chief Executive	2009	150	,805	-0-	91	,487	54	,627	-0-	-0-	10	,250	297	,506
Officer	2008	176	,901	-0-	75	,296	44	,839	-0-	-0-	20	,500	317	,536

Dina Masi	2010	187	,340	-0-	93	,697	40	,197	-0-	-0-		-0-	321	,234
Chief Financial Officer and	2009	188	,093	-0-	81	,824	48	,935	-0-	-0-	1	,970	320	,825
Senior Vice President	2008	204	,880	-0-	65	,607	38	,317	-0-	-0-	6	,165	314	,969

Riva Sheppard	2010	126	,611	-0-	99	,345	41	,003	-0-	-0-		-0-	266	,959
Executive Vice President	2009	125	,947	-0-	91	,487	53	,128	-0-	-0-	5	,550	276	,112
	2008	136	,884	-0-	75	,296	43	,499	-0-	-0-	21	,550	277	,229

Christina Kay	2010	149	,792	-0-	99	,345	41	,003	-0-	-0-		-0-	290	,140
Executive Vice President	2009	152	,357	-0-	91	,487	53	,128	-0-	-0-	5	,400	302	,372
	2008	166	,557	-0-	75	,296	43	,499	-0-	-0-	7	,800	293	,152
________________
(1)
The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended June 30, 2010, 2009 and 2008, in accordance with United States generally accepted accounting principles, and thus includes amounts from awards granted prior to each twelve month period ended, respectively.  Assumptions used in the calculation of these amounts are included in Note 16 to the audited financial statements included in our annual report.

(2)	The amount shown in this column reflects for each named executive officer the total estimated value of the matching contribution to the Integrated BioPharma, Inc. 401(k) Profit Sharing Plan.

Grants of Plan-Based Awards for 2010

There were no grants of plan-based awards made during fiscal 2010 to the Named Executive Officers of the Company.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards				Stock Awards
	Number of Securities Underlying	Number of Securities Underlying			Number of Shares or Units	Market Value of Shares or Units of
	Unexercised	Unexercised	Option		of Stock That	Stock That
	Options	Options	Exercise		Have Not	Have Not
	Exercisable	Unexercisable	Price	Option	Vested	Vested
Name	(#)	(#)	($)	Expiration Date	(#)	($)(1)
E. Gerald Kay	90,818(a)		10.89	12/04/2013
	85,570(b)		6.93	09/21/2014
	14,500(c)		7.48	02/07/2012
	1,500(c)		7.48	02/07/2017
	20,000(d)	10,000(d)	3.36	11/02/2012
	33,333(e)	66,667(e)	0.15	12/18/2013
					23,334(f)	2,334
Dina Masi	50,000(g)		3.13	11/17/2015
	12,800(c)		6.80	02/07/2017
	20,000(d)	10,000(d)	3.05	11/02/2017
	50,000(e)	100,000(e)	0.14	12/18/2018
					23,334(f)	2,334
Riva Sheppard	16,000(c)		6.80	02/07/2017
	100,000(a)		9.90	12/04/2013
	100,000(b)		6.30	09/21/2014
	20,000(d)	10,000(d)	3.05	11/02/2017
	30,000(e)	60,000(e)	0.14	12/18/2018
					23,334(f)	2,334
Christina Kay	16,000(c)		6.80	02/07/2017
	100,000(a)		9.90	12/04/2013
	100,000(b)		6.30	09/21/2014
	20,000(d)	10,000(d)	3.05	11/02/2017
	30,000(e)	60,000(e)	0.14	12/18/2018
					23,334(f)	2,334

_______________
(1) The market value of the restricted shares was computed using $0.10, the closing share price of the Company’s common shares on June 30, 2010.

(a) Common share options granted on 12/04/2003 which vested in a one year period.

(b) Common share options granted on 09/21/2004 which vested in a one year period.

(c) Common share options granted on 02/07/2007 which vest over a three year period.

(d) Common share options granted on 11/16/2007 which vest over a three year period.

(e) Commons share options granted on 01/23/2009 which vest over a three year period.

(f) Restricted stock units of 23,334 will vest on November 2, 2010.

(g) Common share options granted on 11/17/2005 which vested in a one year period.

Option Exercises and Stock Vested for 2010

The named executive officers exercised stock options during fiscal 2010 and had stock vested during fiscal 2010 as follows:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
E. Gerald Kay	-0-	-0-	34,667(3)	5,538
Dina Masi	-0-	-0-	32,339(4)	5,317
Riva Sheppard	-0-	-0-	34,667(3)	5,538
Christina Kay	-0-	-0-	34,667(3)	5,538

(1)	The market price used in determining the value realized was calculated using the close of the share price on the NASDAQ Global Market on the date of exercise.

(2)	The market price used in determining the value realized was calculated using the close of the share price on the NASDAQ Global Market on the date of vesting.

(3)	Represents 23,333 and 11,334 shares of restricted stock which vested in November and December 2009, respectively.

(4)	Represents 23,336 and 9,066 shares of restricted stock which vested in November and December 2009, respectively.
Potential Payments upon Termination or Change in Control

The Company does not have any agreements or arrangements with its executive officers that would entitle such named executive officers to payments or the provision of other benefits upon termination of employment.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company currently does not have any employment contracts or other similar agreements or arrangements with any of its executive officers.

Director Compensation for 2010
	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option Awards ($) (b)	All Other Compensation ($)	Total ($)
E. Gerald Kay (c)
Riva Sheppard (c)
Carl DeSantis	$-0-	$-0-	$-0-	$-0-	$-0-
Christina Kay (c)
Robert Canarick	-0-	-0-	1,887	-0-	1,887
William H Milmoe (d)	-0-	90,062	27,310	-0-	117,372
____________________
(a)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2010 for outstanding restricted stock units in accordance with United States generally accepted accounting principles.

(b)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2010 for outstanding stock options in accordance with United States generally accepted accounting principles.

(d)	Does not receive compensation in capacity as director, however, compensation as a named executive officer is disclosed above.

(d)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2010 for outstanding RSUs and stock options in accordance with United States generally accepted accounting principles.  These awards were granted to Mr. Milmoe in November 2007, prior to his nomination as a director of the Company on December 18, 2008.

Our non-employee directors held the following unexercised options at fiscal year end 2010:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
E. Gerald Kay(a)
Riva Sheppard(a)
Carl DeSantis	25,000		$10.89	12/04/2013
	25,000		6.93	09/21/2014
	4,500		3.36	11/02/2017
Christina Kay(a)
Robert Canarick	25,000		0.75	12/19/2010
	25,000		0.33	10/11/2012
	25,000		9.90	12/04/2013
	25,000		6.30	09/21/2014
	25,000		3.99	11/23/2015
	4,800		6.80	02/07/2017
	4,500		3.05	11/02/2017
	25,000		0.14	12/18/2018
William H Milmoe(b)	38,000		3.05	09/01/2017

__________________
(a)	Did not receive compensation in capacity as director. Unexercised options as a named executive officer are disclosed above.

(b)	The options listed in the above table represent options granted to Mr. Milmoe in November 2007 prior to his nomination as a director of the Company on December 18, 2008.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Warehouse and office facilities are leased from Vitamin Realty Associates, L.L.C., a limited liability company, which is 90% owned by E. Gerald Kay, Riva Sheppard and Christina Kay (all stockholders and directors of the Company) and 10% owned by Eric Friedman, an employee of the Company. The lease was effective on January 10, 1997 and amended on April 28, 2000 and provides for minimum annual rentals of $324,000 through May 31, 2015, plus increases in real estate taxes and building operating expenses. At its option, the Company has the right to renew the lease for an additional five-year period. As of June 30, 2010, the Company has $685,614 outstanding and owed to the Vitamin Realty Associates, L.L.C. representing unpaid rents.

On February 19, 2008, the Company entered into two Securities Purchase Agreements (the "SPA") relating to a private placement of securities with two investors, one of whom is an affiliate of Carl DeSantis, a director of the Company, which resulted in gross proceeds, in the aggregate, of approximately $17.4 million to the Company. The private placement involved the sale of (i) 6,000 shares of newly designated redeemable Series C Convertible Preferred Stock (the “Series C Preferred Stock”) with a stated value of $1,000 per share, (ii) $4,500 in principal amount of 9.5% Convertible Note Payable (the “Convertible Note Payable”), (iii) $7,000 in principal amount of 8.0% Notes Payable (the “Notes Payable”) and (iv) 200,000 shares of the Company’s common stock. The Notes Payable (non related party) and the Convertible Note Payable are secured by a pledge of substantially all of the Company’s assets.

CD Financial, LLC (“CD Financial”), a related party, provided gross proceeds of $7,500, exclusive of a $163,000 discount to be repaid by the Company at a future date in exchange for 3,000 shares of Series C Preferred Stock, with a stated value of $1,000 per share and $4.5 million in principal amount of Convertible Note Payable. The Company allocated the proceeds and the discount based on the relative fair value of the Convertible Note Payable and the Series C Preferred Stock. The Company is amortizing to interest expense the discount applied to the Convertible Note Payable over the term of the note, and charged to Additional Paid in Capital the discount applied to the Series C Preferred Stock. The Company recorded a beneficial conversion feature of approximately $715,000 on the Convertible Note Payable that was being accreted over the three-year period until maturity or the redemption of the Convertible Note Payable. The Company also recorded a beneficial conversion feature on the Series C Preferred Stock of approximately $608,000 which was accreted over the five-year maturity period until the redemption of the Series C Preferred Stock in August 2008.

The beneficial conversion features were accreted using the effective interest rate method until July 1, 2009 when the Company adopted “Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”.  As of July 1, 2009, the Company recorded an accumulated adjustment to account for the embedded derivative liability of the conversion feature of the Convertible Note Payable, resulting in a decrease to additional paid in capital of approximately $715,000, a decrease in accumulated deficit of approximately $2,097,000, an additional discount in the carry value of the Convertible Note Payable of approximately $1,426,000 and the recognition of a derivative liability of approximately $44,000.  As of June 30, 2010, the related derivative liability to the Convertible Note Payable had no value and the remaining discount of approximately $858,000 is being accreted to interest expense until maturity of the Convertible Note Payable.

The Convertible Note Payable bears interest at an annual rate of 9.5% and matures on or before February 21, 2011. It may be converted, at any time and at the holder’s option, into shares of our common stock based on a conversion price as set out in the SPA. The conversion price is a formula that bases the conversion price on the greater of (i) 90% of the average Volume Weighted Average Price (the "VWAP") market price of the Company’s common stock for 20 trading days immediately preceding the conversion date and (ii) $2.00, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event and upon certain issuances below the conversion price. The Company has the option to prepay the Convertible Note Payable.

As of June 30, 2010, the Company had interest in arrears of approximately $217,000 on the Convertible Note Payable.  In March 2009, the Company and CD Financial entered into an oral agreement to suspend the cash interest payments on the Convertible Note Payable until the Company returned to positive cash flows in its operations.  In this oral agreement, CD Financial agreed not to give any default notices or increase interest rates due to such default (the default interest rate as defined in the Convertible Note Payable is 18%).  The Company resumed interest payments on the Convertible Note Payable in August of 2009.  In March 2010, CD Financial orally agreed to defer the interest owed for April 2010 until the Company returned to positive cash flows, in the amount of approximately $36,000, to assist the Company in meeting its short term cash flow requirements.  Monthly interest payments resumed for the May 2010 interest owed.

Also, in accordance with the Convertible Note Payable, the Company will issue and deliver to CD Financial, for no additional consideration, 50,000 shares of Common Stock, on a quarterly basis in arrears, commencing with the three-month anniversary of the issuance date, until the Convertible Note Payable has been repaid in full, after which the Company's obligations to issue shares of Common Stock will no longer be applicable.

On November 24, 2009, Manhattan Drug Company, Inc., a wholly owned subsidiary of the Company, entered into a $300,000 promissory note (the “CD Note”) with CD Financial.  The CD Note matures on November 24, 2010 and bears interest at the rate of 5%.  Interest is accrued monthly and is payable upon maturity.

Carl DeSantis, a director of the Company and a member of CD Financial and CD Financial have guaranteed certain liabilities of the Company.  On April 7, 2009, CD Financial entered into a Guaranty Agreement with Creative Flavors, Inc. (“CFC”), a major supplier of the Company, guaranteeing up to $500,000 of the Company’s outstanding obligations to CFC.  The guaranty was terminated on March 10, 2010 by written notice to CFC from CD Financial.  As of June 30, 2010, the Company had an outstanding obligation to CFC in the amount of approximately $151,000 under the guarantee of which it paid in August 2010.

On July 1, 2009, the Company entered into a credit and payment agreement (the “Payment Agreement”) with a major supplier, Triarco, Inc. (“Triarco”).  Under the terms of the Payment Agreement, the Company was obligated to pay its past due balance in eight equal installments of $50,000 beginning August 1, 2009 and Mr. DeSantis agreed to separately guarantee (the “Personal Guaranty”) the Company’s obligations to Triarco. In exchange, Triarco agreed to extend additional credit of $400,000 (the “Additional Amount Outstanding”) on net thirty day terms beginning with trade payables dated June 24, 2009.  The Personal Guaranty was limited to the lesser of the aggregate amount owed to Triarco or $800,000.  On March 10, 2010, Mr. DeSantis decreased the obligations secured by the Personal Guaranty to $200,000.  As of June 30, 2010, the Company owes Triarco approximately $173,000 under the Additional Amount Outstanding.

Neither CD Financial nor Mr. DeSantis received any compensation from the Company in connection with these guarantees.

The Company has a verbal consulting agreement with Eugene Kay, a former employee of the Company and a brother of E. Gerald Kay, the Company’s Chief Executive Officer, Chairman of the Board, President, and majority shareholder. This agreement is on a month-to-month basis and provides for payment by the Company of a fee in the amount of approximately $1,300 per month. The total consulting expense recorded in connection with this verbal agreement was approximately $15,000 in the fiscal year ended June 30, 2010.

PROPOSAL NO. 1 RATIFICATION OF
THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Company has appointed the firm of Friedman LLP (“Friedman”), independent auditors, to audit the consolidated financial statements of Integrated BioPharma, Inc. and its subsidiaries for the fiscal year ending June 30, 2011, subject to ratification by the Company’s Stockholders. Friedman was appointed to replace Amper, Politziner & Mattia, LLP (“Amper”) as the Company’s independent auditors. The Board of Directors reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board of Directors believes that a change is in the best interest of the Company and its stockholders.  We anticipate that a representative of Friedman will be present at the Annual Meeting and will be provided with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions from stockholders.

Representatives of Friedman will normally attend most meetings of the Audit Committee.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one fiscal quarter and any pre-approval is detailed as to the particular service or category of services.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

The Audit Committee, on an annual basis, reviews the services performed by the Company’s independent auditors.  The Audit Committee reviewed and approved the fees charged by Friedman as the independent auditors of the Company for the fiscal year ended June 30, 2010.

Amper was previously the principal accounting firm for the Company. On November 2, 2009, Amper was dismissed as the Company’s independent registered public accounting firm based upon a decision of the Audit Committee of the Board of Directors of the Company.

The audit reports of Amper on the consolidated financial statements of the Company for the Company’s fiscal year ended June 30, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles; provided, however, that Amper’s report dated October 12, 2009 did contain a modification as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended June 30, 2008 and June 30, 2009, and the subsequent period through November 2, 2009, there were no disagreements with Amper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amper, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

During the Company’s fiscal years ended June 30, 2008 and June 30, 2009, and the subsequent period through November 2, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended).

Audit Related Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2010 and June 30, 2009 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q in the fiscal years ended June 30, 2010 and June 30, 2009, were $121,183 and $120,180, respectively. The fiscal year ended June 30, 2010 fees were attributable to Friedman and for the fiscal year ended June 30, 2009, the fees were attributable to the Company’s former independent auditors, Amper.

Audit Fees

Neither Friedman nor Amper rendered professional services relating to the assurance and related services reasonable related to the performance of the audit or review of financial statements that are not reported above for the fiscal years ended June 30, 2010 and June 30, 2009.

Tax Fees and All Other Fees

Friedman billed $1,487 in fees for other services for the fiscal year ended June 30, 2010. Amper did not bill fees for other services for the fiscal years ended June 30, 2009.  Neither Friedman nor Amper received any fees for tax services in the fiscal years ended June 30, 2010 and June 30, 2009.

Recommendation and Vote

Approval of the Independent Auditors Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

AUDIT COMMITTEE REPORT

           The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of two (2) directors.  One of the two members of the committee is independent.  The Board of Directors has adopted an Audit Committee Charter.  Management is responsible for the Company's internal control and financial reporting process.  The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

           In this context, the Audit Committee has met and held discussions with Management and the Company's independent public accountants.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the Company's independent public accountants.  The Audit Committee discussed with the independent public accountants matters required to be discussed by Statement of Auditing Standards Numbers 90 and 61 (communication with Audit Committees).  The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (independence discussions with Audit Committee), and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditor's independence.

           Based upon the Audit Committee's discussions with Management and the independent public accountants and the Audit Committee's review of the representation of management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2010 filed with the Securities and Exchange Commission.

The foregoing has been approved by all members of the Audit Committee.
Robert Canarick
William H. Milmoe

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Stockholder proposals to be included in the Company’s proxy statement with respect to the 2011 Annual Meeting of Stockholders must be received by the Company at its Executive Offices located at 225 Long Avenue, Hillside, New Jersey 07205 no later than July 11, 2011.  All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

In addition, the Company’s By-laws contain certain notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in the Company’s proxy statement. If a stockholder seeks to nominate a candidate for election or proposes business for consideration at the 2011 Annual Meeting of Stockholders, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever occurs first. If the notice is not received by such date, it will be considered untimely under the Company’s By-laws.

The Board of Directors does not have a formal process for stockholders to send communications (including director nominations) to the Board.  Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary.  Written communications to the Board may be sent to the Board at the Company’s chief executive offices at Integrated BioPharma, Inc., 225 Long Avenue, New Jersey 07205, and the Company will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed).  A stockholder who intends to nominate an individual for election to the Board of Directors (other than a candidate proposed by the Board of Directors) must do so in accordance with the foregoing procedures.

DISCRETIONARY AUTHORITY

A duly executed proxy given in connection with the Company’s 2010 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before September 22, 2010, which is forty-five (45) days prior to the date on which the Company is first mailing its proxy materials for its 2010 Annual Meeting of Stockholders, without advice in the Company 2010 Proxy Statement as to the nature of such matter.

OTHER BUSINESS OF THE MEETING

The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, in as much as matters of which management of the Company is not now aware may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their discretion with respect thereto.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Integrated Biopharma, Inc., 225 Long Avenue, Hillside, New Jersey 07205 or contact our Corporate Secretary at (973) 926-0816.

ADDITIONAL INFORMATION

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2010, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, INTEGRATED BIOPHARMA, INC., 225 LONG AVENUE, HILLSIDE, NEW JERSEY 07205.

By order of the Board of Directors

/s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer
November 8, 2010

Integrated BioPharma, Inc.

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